EXHIBIT 99.1

IZEA Regains Compliance with Nasdaq Listing Standards

IZEA, Inc. (NASDAQ: IZEA) today announced that the Company received a letter from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) stating that the Company has regained compliance with Nasdaq Listing Rule 5250(c)(1), which requires timely filing of all required periodic reports with the Securities and Exchange Commission (the “SEC”). The April 20, 2018 letter was sent to confirm the Company’s compliance with the rule following the April 17, 2018 filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2017.

Caution Regarding Forward-Looking Statements

This press release may contain “forward-looking” statements, as such term is defined by the federal securities laws. You can identify forward-looking statements by terminology such as “may,” “will,” “intend,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” the negative of such terms or other comparable terminology. These forward-looking statements are subject to the safe harbor protection provided by the federal securities laws. These forward-looking statements are subject to numerous risks, uncertainties and assumptions. These risks and uncertainties include, but are not limited to, the ability of the Company to timely file its periodic reports, the ability of the Company to maintain compliance with Nasdaq continued listing requirements, the impact on the Company’s business and the risks identified in the Company’s periodic filings under the Securities Exchange Act of 1934, as amended. Because these forward-looking statements are subject to risks and uncertainties, actual developments and results may differ materially from those express or implied by the forward-looking statements. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise, except as required by federal securities laws.

About IZEA

IZEA operates IZEAx, the premier online marketplace that connects marketers with influential content creators. IZEAx automates influencer marketing and custom content development, allowing brands and agencies to scale their marketing programs. IZEA creators include leading social media influencers and accredited journalists. Creators are compensated for producing unique content such as long and short form text, videos, photos, status updates, and illustrations for marketers and distributing such content on behalf of marketers through their personal websites, blogs, and social media channels. Marketers receive influential consumer content and engaging, shareable stories that drive awareness. For more information about IZEA, visit https://izea.com.

Press Contact

Justin Braun
Manager, Corporate Communications
IZEA, Inc.
Phone: (407) 215-6218
Email: justin.braun@izea.com